SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

SUPERLATTICE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (866) 946-4648

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01. Changes in Control of Registrant.

The Company experienced a change of control on April 13, 2010. On that date Blue Diamond Investments transferred 206,000,000 shares of our common stock owned by it to Resolution Capital Group, Inc., 5613 Lizarraga Avenue, P.O. Box 2079, Belize City, Belize (“Resolution Capital”). Blued Diamond Investments retained ownership of 34,000 shares of our common stock.

Based on the number of our outstanding voting securities as of April 20, 2010, Resolution Capital owns beneficially approximately 59% of our issued and outstanding shares of common stock.

We have no information as to the consideration furnished by Resolution Capital, the sources of funds used by Resolution Capital to acquire control of the Company or as to any loans or pledges obtained by Resolution Capital for the purpose of acquiring control.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

SUPERLATTICE POWER, INC.

Dated: April 21, 2010	By:	/s/ Ayaz Kassam
Ayaz Kassam, Chief Executive Officer